UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 12, 2007

WCI COMMUNITIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021

(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134

(Address of Principal Executive Offices)	(Zip Code)

239-947-2600
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On December 13, 2007, WCI Communities, Inc., a Delaware corporation (“WCI”) announced that Ernest Scheidemann, 47, WCI’s Vice President and Treasurer since April 2005, has been appointed interim Chief Financial Officer of WCI effective December 28, 2007. Mr. Scheidemann joined WCI in October 2004 as Vice President and Assistant Treasurer. He served as Controller of AT&T’s Consumer Markets Division, from 1996 to 1999 and joined Walker Digital, LLC in 1999 where he served as Chief Financial Officer from 2001 to January 2003. From February 2003 to August 2003, Mr. Scheidemann was President of Scheidemann Consulting, LLC. From September 2003 to September 2004, Mr. Scheidemann served as Chief Operating Officer and Chief Financial Officer of GT3 Corp. Mr. Scheidemann will succeed James P. Dietz, who has been WCI’s Chief Financial Officer since 1998. Mr. Dietz will remain with WCI until December 28, 2007.

In connection with his service as interim Chief Financial Officer, Mr. Scheidemann will receive an annual salary of $375,000.

WCI’s related press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of WCI Communities, Inc., dated December 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

DATED: December 14, 2007	By:	/s/ James D. Cullen
Name: James D. Cullen
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of WCI Communities, Inc. dated December 13, 2007